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                  SHEFFIELD STEEL CORPORATION AND SUBSIDIARIES

                                 EXHIBIT 10.34

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                      REAL TIME PRICING PROGRAM AGREEMENT

    This Real Time Pricing Program Agreement ("Agreement") entered into and effective JUNE 1, 1996 between Public Service Company of Oklahoma ("Company") and SHEFFIELD STEEL CORPORATION, ACCOUNT # 11980186-8 ("Customer"), whose premises to be served under this Agreement are located SAND SPRINGS, OK. PLANT ("Premises").


                         WITNESSETH:
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    WHEREAS, Company has received approval from the Oklahoma Corporation
Commission ("Commission") for a Real Time Pricing program pursuant to a rate schedule known as "RTP", and

    WHEREAS, Company and Customer desire that Customer participate in the Real Time Pricing program in accordance with rate schedule RTP and the terms of this Agreement;

    NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1.     Participation In Real Time Pricing Program.  Customer shall take electric
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service at the Premises during the terms of this Agreement pursuant to rate schedule RTP and shall otherwise participate in the Real Time Pricing program as set forth in rate schedule RTP and this Agreement. Customer shall comply with all Company policies and procedures as adopted from time to time in connection with the Real Time Pricing program. Company shall not adopt any such policy or procedure which is inconsistent with rate schedule RTP or this Agreement.

2.     Customer Baseline Load (CBL).  Customer's CBL has been determined and is
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mutually agreeable to Customer and Company based on load data for the Premises.
Customer agrees to provide pertinent operating information, including scheduled holidays, vacation and plant shutdowns, as necessary or desirable to formulate subsequent customer baseline loads.

3.     Transformer Capacity.  If the transformer or line capacity necessary to
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serve the Premises increases as a  result of changes in Customer's energy usage pattern under the Real Time Pricing program, Customer shall bear all costs of effecting such transformer capacity increase. Company will charge such costs incurred by Company to Customer through an additional separate charge on Customer's billing or through an increase in the customer's CBL.

4.     Communications Equipment.  Customer shall furnish a dedicated telephone
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       line at the Premises or other appropriate location for the purpose of receiving price notification and load information from Company. Customer shall be responsible for any possible damage to Customer's telephone system.

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5.     Term and Termination.  The term of this Agreement shall commence as of
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    the date first above written and shall continue unless terminated as provided in this Section or in Section 9, "Regulatory Action." This Agreement shall terminate automatically upon the withdrawal, expiration or other termination of rate schedule RTP. Company or Customer may terminate this Agreement in accordance with the provisions of rate schedule RTP or upon the material uncured breach of this agreement by the other party.


6.     Protection of Intellectual Property.  For purposes of this Agreement, an
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    "Affiliate" of Company shall mean any of: (i) Company's parent company,
    Central and Southwest ("CSW"); and (ii) all of Company's and CSW's subsidiaries; (iii) any subsidiary of Company's or CSW's subsidiaries; and
    (iv) any contractor or subcontractor retained by (i), (ii), or (iii) above. Customer recognizes and agrees that in order for Company and Customer to communicate with each other concerning pricing, metering, and other issues, Company and its Affiliates have developed and will develop computer programs and other intellectual property (collectively the "Programs") which are and must remain proprietary to Company and its Affiliates. Customer recognizes and agrees that the Programs consist of proprietary, confidential and trade secret information of Company or one or more of its Affiliates, protected under federal and state copyright law and confidential and trade secret laws. Customer recognizes and agrees that all right, title and interest in and to the Programs, and all intellectual property rights therein, are and shall remain with Company (or one or more of its Affiliates, as the case may be), and Customer covenants that it shall never take any action or make any statement to the contrary. Customer is granted a temporary, revocable license to use those portions of the Programs furnished to Customer by Company for the purpose of receiving price notifications and load information during the term of this Agreement, but no license to Customer to use any other portion of the Programs is intended or should be inferred as a result of this Agreement. Customer agrees that, during the term of this Agreement and thereafter, neither it nor its employees, agents or independent contractors shall (i) access or use the Programs other than in accordance with the license described in the preceding sentence; (ii) copy, decompile, reverse engineer, circumvent security or encryption devices, translate, disassemble, or create derivative works from, all or any portion of the Programs; or (iii) copy, transfer in any way, communicate, disclose or disseminate the Programs or any confidential information or trade secrets embodied in the Programs to any third party. Customer shall use its best efforts to protect the Programs and all confidential information or trade secrets embodied therein against any and all use, dissemination or disclosure by anyone other than Company or any Affiliate of Company.


7.     Ownership and Use of Date   Customer recognizes and agrees that an
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    important purpose of the Real Time Pricing program is to develop data for use by Company in evaluating and developing the concept of real time pricing. All data derived be Company from the Real Time Pricing program including without limitation all such metered data concerning Customer's use of electricity under such program, and all studies, reports, results and conclusions of Company or its agents or contractors based on such metered data shall be proprietary to Company and may be used, published or otherwise disposed of by Company in any manner Company deems appropriate. Company shall not identify Customer's name in conjunction with Customer's particular billing data.

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8.     Billing for Electric Service.
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    a.     Company shall bill Customer monthly for electric service at the
           Premises in accordance with rate schedule RTP and Company's standard billing practices. For purposes of this Agreement, billing months shall be calendar months.


    b. Regardless of Customer's actual electricity usage, Customer's bill for electricity usage at the Premises in any billing month shall never be less than Customer's special contract minimum for dedicated facilities.

9.     Regulatory Action. The terms of this Agreement are subject to the terms
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       of rate schedule RTP, Company's Rules and Regulations for Electric
       Service on file with the Commission, and all rules, regulations and orders of the Commission and other governmental bodies having jurisdiction over the Real Time Pricing program. In the event of any official action by any such governmental body which would require action by Company or Customer inconsistent with one or more terms of this Agreement, the parties may agree to waive or modify such term or terms; and if an agreement to waive or modify is not achieved within a reasonable time, either party may elect to terminate this Agreement upon written notice to the other.

10.   Effect on Electric Service Agreement.  To the extent of any conflict
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    between the terms of this Agreement and the terms of any agreement between
    Company and Customer regarding the rendering of electric service, this Agreement shall control. The terms of such electric service agreement or agreements shall otherwise remain unaffected by this Agreement, and upon termination or expiration of this Agreement, this Agreement shall no longer control any previously conflicting terms of such agreement or agreements.

11.   No Assignment.  This Agreement may not be assigned in whole or in part by
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     either party without the prior written consent of the other party.

12.  Entire Agreement; Waivers; Amendments.  This Agreement constitutes the
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    entire agreement of the parties with respect to the subject matter hereof, and all prior agreements and other communications concerning such subject matter are hereby merged into and superseded by this Agreement. No waiver or amendment of any of the terms of this Agreement shall be effective unless set forth in writing and signed by the authorized representatives of each party.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives as of the 1/st/ day of August, 1996.


                    PUBLIC SERVICE COMPANY OF OKLAHOMA ("Company")

                    By:  /s/ William R. McKaney
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                    Title:  General Manager
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                    Sheffield Steel ("Customer")
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                    By:  /s/ Stephen R. Johnson
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                    Title:  VP and CFO
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